FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2016

KEY LINK ASSETS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700-A Denver, CO 80202
(Address of Principal Executive Offices)

(720) 449-7478
(Registrant's Telephone Number, Including Area Code)

216 South Jefferson, Suite LL1, Chicago, IL 60661
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K previously filed by Key Link Assets Corp. (the “Company”) with the Securities and Exchange Commission on June 10, 2016 principally to reflect change in shell company status.

Item 5.06 Change in Shell Company Status.

As a result of the share exchange between Key Link Assets Corp. and Foothills Petroleum, Inc., described in Item 1.01 “Entry into a Material Definitive Agreement” of our current report on Form 8-K filed on June 10, 2016 and incorporated herein by reference, the Company is actively engaged in oil and gas operations, as more fully described in that Form 8-K and believes that it has ceased to be a “shell company,” as that term is defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934.

Item 8.01 Other Events

Effective June 23, 2016, the Company’s new address is 633 17th Street, Suite 1700-A, Denver, CO 80202.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2016

KEY LINK ASSETS CORP.

/s/ B. P. Allaire
By: B. P. Allaire
Chief Executive Officer